UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

CEDAR FAIR, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
One Cedar Point Drive,
Sandusky, Ohio 44870-5259
(Address of principal executive offices) (Zip Code)

(419) 626-0830
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Depositary Units (Representing Limited Partner Interests)	FUN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 18, 2022, Cedar Fair, L.P. (the "Company") held its annual meeting of unitholders (the "2022 Annual Meeting") at the Charlotte Marriott SouthPark, 2200 Rexford Road, Charlotte, North Carolina to consider and vote upon three proposals submitted by the Board of Directors of Cedar Fair Management, Inc., the general partner of the Company.

The final voting results, which were certified by the inspector of election at the 2022 Annual Meeting, were as follows (57,042,295 units outstanding and entitled to vote as of the record date of the 2022 Annual Meeting):

1.To elect Louis Carr, D. Scott Olivet, and Carlos A. Ruisanchez as Class I Directors of the general partner for a three-year term expiring in 2025.

Nominee	For	Withhold	Broker Non-Votes
Louis Carr	20,391,409	1,447,554	35,203,332
D. Scott Olivet	18,962,236	2,876,727	35,203,332
Carlos A. Ruisanchez	20,185,100	1,653,863	35,203,332

2.To confirm the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

For	Against	Abstain	Broker Non-Votes
37,643,740	196,410	1,217,098	17,985,047

3.To approve, on an advisory basis, the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
17,380,962	2,987,949	1,470,052	35,203,332

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

Date:	May 19, 2022	By:	/s/ Brian C. Witherow
Brian C. Witherow Executive Vice President and Chief Financial Officer